Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated January 25, 2002, included (or incorporated by reference) in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8, File Nos. 333-59988, 333-36562, and 333-76250.

/s/    ARTHUR ANDERSEN LLP

Salt Lake City, Utah
March 26, 2002